UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 1, 2026
(Date of earliest event reported)
United Security Bancshares
(Exact name of registrant as specified in its charter)

California	000-32987	91-2112732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2126 Inyo Street, Fresno, California		93721
(Address of principal executive offices)		(Zip Code)
559-490-6261
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, no par value	UBFO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Effective at 12:01 a.m. (Pacific Daylight Time) on April 1, 2026 (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated as of December 16, 2025 (the “Merger Agreement”), between United Security Bancshares, a California corporation (“USB”), and Community West Bancshares, a California corporation (the “Company”), USB merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”).
Item 2.01 Completion of Acquisition or Disposition of Assets
As referenced above, on April 1, 2026, the Company completed its previously announced acquisition of USB pursuant to the Merger Agreement. At the Effective Time, USB merged with and into the Company, with the Company surviving the Merger. Immediately following the Merger, United Security Bank, a wholly owned subsidiary of USB, merged with and into Community West Bank (the “Bank”), a wholly owned subsidiary of the Company, with the Bank continuing as the surviving bank.
Pursuant to the terms of the Merger Agreement, as of the Effective Time, each outstanding share of USB capital stock was automatically converted as a result of the Merger into the right to receive 0.4520 shares of the Company’s common stock, with cash to be paid in lieu of fractional shares. Each outstanding share of the Company’s common stock remains outstanding and was unaffected by the Merger. Also in connection with the Merger Agreement, two members of USB’s board of directors, Jagroop “Jay” Gill and Dora Westerlund, joined the boards of directors of the Company and the Bank.
The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2025, and incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On March 31, 2026, USB notified the NASDAQ Global Select Market (“NASDAQ”) that trading in USB common stock should be halted prior to market open on April 1, 2026, and that the listing of USB common stock should be removed. USB requested that NASDAQ file a notification of removal from listing of the Company common stock on Form 25 with the SEC. The Company, as successor to USB, intends to file a Form 15 with respect to the Company requesting the deregistration of USB common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the suspension of USB’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.
Item 5.01. Changes in Control of Registrant.
The information set forth under Item 2.01 is incorporated into this Item 5.01 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2026, effective upon the consummation of the Merger, USB’s directors and executive officers ceased serving in such capacities.
Item 7.01 Regulation FD Disclosure
On April 1, 2026, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.
The information furnished pursuant to this Item and the related exhibit are being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1
Agreement and Plan of Merger, by and between Community West Bancshares and United Security Bancshares, dated December 16, 2025 (incorporated by reference to Exhibit 2.1 to USB’s Form 8-K filed December 17, 2025)*

99.1	Press Release dated April 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*USB has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company, as successor to USB, will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2026	COMMUNITY WEST BANCSHARES
(as successor by merger to United Security Bancshares)

	By:	/s/ Shannon R. Livingston
Shannon R. Livingston
Executive Vice President and Chief Financial Officer